UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2017 (December 14, 2017)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On December 14, 2017, Tecogen Inc. (the "Registrant") through principal payment of $3,150,000 to Michaelson (the "Payment"), terminated the Senior Convertible Promissory Note (the "Note") with Michaelson Capital Special Finance Fund LP, ("Michaelson"). Through the Note, Michaelson was the Registrant's principle debt holder and a beneficial holder of approximately 5% of the Registrant's shares outstanding. There were no pre-payment penalties paid by the Registrant, as Michaelson provided a waiver of the pre-payment penalties that were contained in the Note. By completing the Payment, the Registrant has completed all its obligations under the Note and the Note was cancelled. Below is a summary of the terms of the Note, as amended.

As entered into on December 23, 2013, the Note had a principal amount of $3,000,000 with interest at 4% per annum for a term of three years. On April 14, 2016, the Company amended the Note, increasing the total principal amount to $3,150,000, increasing the conversion price to $3.54 from $3.37, and extending the term until December 23, 2018 (the "Amendment"). The amended Note was a senior secured obligation which paid interest on a monthly basis in arrears at a rate of 4% per annum, unless earlier converted in accordance with the terms of the agreement prior to such date. The Note was secured by an all asset lien and was senior in right of payment to any unsecured indebtedness. The principal balance of the Note, together with any unpaid interest, was convertible into shares of the Company's common stock at 282.49 shares of our common stock per $1,000 principal amount of Note (equivalent to a conversion price of $3.54 per share) at the option of Michaelson. The conversion price was subject to adjustment based on the occurrence of certain events. The Company could prepay all of the outstanding principal and interest due and payable under this Note in full, at any time prior to the maturity date for an amount equal to 120% of the then outstanding principal and interest due and payable as of the date of such prepayment. In connection with the Payment, this prepayment penalty was waived by Michaelson.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Note and Amendment, which are incorporated by reference as Exhibit 10.01 and 10.02 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit     Description

    10.01 Senior Convertible Promissory Note dated December 23, 2013, between Michaelson Capital Special Finance Fund LP and Registrant (the "Note") (incorporated by reference from Exhibit 10.21 to the Registrants Form S-1/A filed with the SEC on June 27, 2014)

    10.02 Amendment to the Note dated April 14, 2016 (incorporated by reference from Exhibit 10.36 to the Registrant's Form 8-K filed with the SEC on April 16, 2016)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
December 18, 2017	Bonnie Brown, Principal Financial & Accounting Officer